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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report: August 27,1999



                        PREMIER RESEARCH WORLDWIDE, LTD.
             (Exact Name of Registrant as Specified in its Charter)



       Delaware                            0-29100              22-3264604
(State or other jurisdiction of     (Commission File No.)    (I.R.S. Employer
incorporation or organization)                              Identification No.)





               30 S. 17th Street, Philadelphia, Pennsylvania 19103
                    (Address of Principal Executive Offices)




       Registrant's Telephone Number, Including Area Code: (215) 972-0420
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Item 1: Changes in Control of Registrant.

         Prior to the transactions discussed in this Item, UM Holdings, Ltd., through its wholly-owned subsidiaries, beneficially owned 3,025,450 shares of the Common Stock of the Registrant, representing approximately 42.9% of the total outstanding shares. On August 27, 1999, UM sold:

         (1) 2,678,000 shares of the Common Stock in separate, private transactions with approximately 26 purchasers (the "Investors"), at a purchase price of $6.00 per share ($16,068,000 in the aggregate); and

         (2) 322,000 shares of the Common Stock to the Registrant as part of the Registrant's announced stock buy-back program, at a purchase price of $6 per share ($1,932,000 in the aggregate).

Following these transactions, the Registrant understands that UM beneficially owns 25,450 shares of Common Stock, or less than 1% of the outstanding shares.

         The Investors include the following persons who, to the Registrant's knowledge, following the above transactions beneficially own the indicated number of shares of Common Stock, representing in excess of 5% of the outstanding shares:

                                       Shares
                                    Beneficially               Percentage
         Name                         Owned                      Owned
--------------------------------------------------------------------------
Joel Morganroth, M.D.               1,004,000 (1)                 14.7%
--------------------------------------------------------------------------
Corporate Opportunities
Fund (Institutional), L.P.            492,400                      7.2%
--------------------------------------------------------------------------
Ira Lubert                          1,007,334 (2)                 14.8%
--------------------------------------------------------------------------

         (1) Includes (a) 495,225 shares held in a trust, the trustee of which is Dr. Morganroth's wife and the beneficiaries of which are Dr. Morganroth's children, as to which shares Dr. Morganroth disclaims beneficial ownership, (b) 9,600 shares owned by a pension plan, as to which Dr. Morganroth has shared voting and dispositive power, and (c) 4,000 shares underlying currently exercisable options.

         (2) Includes 7,334 shares owned by a trust for the benefit of Mr. Lubert's minor daughter, as to which Mr. Lubert disclaims beneficial ownership.

                                       2
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         The only other person known to the Registrant to beneficially own more than 5% of the outstanding Common Stock is Gilder, Gagnon & Howe, which according to information filed with the Securities and Exchange Commission beneficially owned as of July 31, 1999 1,500,565 shares of the Common Stock (or 21.3% of the then outstanding shares).

         In connection with the above transactions, the Registrant entered into a Registration Rights Agreement with the Investors, providing the Investors certain registration rights pursuant to the Securities Exchange Act of 1933, as amended, with respect to the acquired shares; and a Put Option Agreement with one of the Investors, Ira Lubert, providing Mr. Lubert the right to require the Registrant to purchase from Mr. Lubert 916,668 shares of the Common Stock at a purchase price of $6 per share, which right must be exercised, if at all, on or before September 15, 1999.

                                       3
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         Following the above transactions, John Aglialoro, Joan Carter and
Arthur Hicks, Jr., each of whom is an employee of UM, resigned from the Board of Directors of the Registrant, and Mr. Aglialoro resigned as Chairman of the Board of Directors. On August 30, 1999, Joel Morganroth, M.D., Chief Executive Officer of the Registrant, was elected by the Board of Directors as its Chairman and Sheldon Bonovitz, James Gale, and John M. Ryan were appointed to the Board of Directors.

Item 7:  Financial Statements and Exhibits.

         Exhibit 10.1    Registration Rights Agreement dated  August 27, 1999

         Exhibit 10.2    Put Option Agreement dated August 27, 1999


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





DATED: September 9, 1999



                                 PREMIER RESEARCH WORLDWIDE, LTD.


                                 By: /s/ Joel Morganroth
                                     ----------------------------
                                     Joel Morganroth, M.D.,
                                     Chairman and
                                     Chief Executive Officer


























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